Exhibit 10.12

JAMES F.X. SULLIVAN - EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made as of the 14th day of March, 2001 between FX Alliance, LLC, a Delaware limited liability corporation (the “Company”), with offices at 15 Broad Street, New York, N.Y. 10260-0023, USA, and James F.X. Sullivan residing at [                                                                                                         ] (“Executive”).

WHEREAS, Executive desires to be employed by the Company to render services for, and on behalf of, the Company, and the Company desires to so employ Executive, on the terms and conditions set forth herein; and

WHEREAS, (i) in the course of his employment with the Company, Executive will obtain confidential and proprietary information and trade secrets concerning the business and operations of the Company and its affiliates and subsidiaries throughout the world that could be used to compete unfairly with the Company and its affiliates and subsidiaries; (ii) the covenants and restrictions contained in Sections 5 and 6 are intended to protect the legitimate interests of the Company and its affiliates and subsidiaries in their respective goodwill, trade secrets and other confidential and proprietary information; and (iii) Executive desires to be bound by such covenants and restrictions.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein and for other good and valuable consideration, the Company and Executive hereby agree as follows:

1.             Employment.

The Company hereby employs Executive, and Executive hereby accepts employment with the Company, upon the terms and subject to the conditions set forth in this Agreement.

2.             Position and Duties.

a.             During the Employment Period (as defined below), Executive shall serve as General Counsel and shall have such duties and responsibilities as are customarily assigned to individuals serving in such position. During the Employment Period, Executive shall also perform those other duties and responsibilities consistent with Executive’s position with the Company which may be assigned to him from time to time by the Chief Executive Officer of the Company.

b.             During the Employment Period, Executive shall report to the Chief Financial Offer. In performing his duties and responsibilities for the Company, Executive shall comply with the policies and procedures as adopted from time to time by the Company, shall give the Company the benefit of his contacts and business experience, shall perform his duties and carry out his responsibilities hereunder in a diligent manner, and shall devote all of his business time, attention, ability, knowledge, experience, skills, energy and best efforts exclusively to the performance of his duties and responsibilities for the Company. Executive hereby accepts such employment and agrees to render such services in such manner.

c.             During the Employment Period, the principal location for performance of Executive’s services for the Company shall be at the Company’s principal office in the New York City metropolitan area or at such other location as Executive and the Company may mutually agree.

d.             During any Notice Period (as defined below) (whether given by the Company or Executive), the Company shall be under no obligation to assign any duties to Executive or to provide any work for him and shall be entitled to exclude him from its premises, provided that this shall not affect Executive’s entitlement to receive his Fixed Salary (as defined below) and regular benefits described in Section 4 during such Notice Period. Executive will not be in a position to commence new employment until such time as the Employment Period terminates. Executive may also be subject to such other conditions during the Notice Period, as the Company considers appropriate in its sole discretion.

3.           Employment Period

a.             Unless terminated at an earlier date in accordance with Section 7 of this Agreement, the Company shall employ Executive pursuant to this Agreement for a term commencing on the date hereof and ending on the one (1) anniversary of the date hereof (the “Initial Term”). Effective upon the expiration of the Initial Term and of each Additional Term (as defined below), Executive’s employment hereunder shall be deemed to be automatically extended, upon the same terms and conditions, for an additional period of one year (each, an “Additional Term”), in each such case, commencing upon the expiration of the Initial Term or the then current Additional Term, as the case may be, unless Employer, at least 60 days prior to the expiration of the Initial Term or such Additional Term, shall give written notice to Executive of its intention not to extend the Employment Period (as defined below) hereunder. The period during which Executive is employed pursuant to this Agreement, including any extension thereof in accordance with the preceding sentence, shall be referred to as the “Employment Period”.

b.             To the extent Executive continues to be employed by the Company following the expiration of the Employment Period, Executive’s employment shall be “at-will” employment and may be terminated by the Company or Executive at any time and for any or no reason without the requirement to make any severance or other payments or benefits to Executive pursuant to this Agreement.

4.           Compensation and Benefits.

a.             Compensation. In consideration of Executive’s services under this Agreement, during the Employment Period, the Company shall pay Executive the following amounts, on the terms and conditions stated.

(i)            Fixed Salary. The Company shall pay Executive an annual base salary (the “Fixed Salary”), payable in arrears, subject to withholding and similar taxes, and payable in conformity with the Company’s regular payroll policies. The Fixed Salary for each calendar year shall be prorated according to the number of days in such year during which Executive is employed by the Company. The Fixed Salary shall be $160,000.00. The Fixed Salary will be subject to annual review, and may be increased, but not decreased, in the sole discretion of the Company.

(ii)           Bonus. In addition to the Fixed Salary, Executive shall be eligible to participate in the Company’s annual incentive bonus plan established or maintained for employees of the Company of comparable positions and responsibilities of Executive in accordance with the generally applicable terms thereof as in effect from time to time. It is understood that the Company does not guarantee the establishment or continuance of any particular incentive bonus plan during the period of Executive’s employment.

b.             Participation in Benefit and Perquisite Plans. During the Employment Period, Executive shall be eligible to participate in the benefit and perquisite plans and programs of the Company that are generally made available to the Company’s other employees of comparable position and responsibilities. During the Employment Period, Executive shall be entitled to paid vacation in accordance with the applicable policies of the Company as in effect from time to time. It is understood that the Company does not guarantee the establishment or continuance of any particular benefit or perquisite plan, program or policy during the period of Executive’s employment, and Executive’s participation in any such plan, program or policy shall be subject to all terms, provisions, rules and regulations applicable thereto, as the same may be amended from time to time.

c.             Expenses. Executive shall also be entitled to reimbursement for such reasonable expenses incurred by him directly in connection with the performance of his duties hereunder, subject to receipt of reasonable documentary evidence thereof and otherwise in accordance with the Company’s policies respecting expense reimbursement.

5.             Employment Covenants.

a.             Exclusivity of Employment. During the period of Executive’s employment by the Company, Executive shall not directly or indirectly engage in any activity competitive with or adverse to the Company’s business, reputation or welfare or render any services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise.

b.             Covenant Not to Compete. The Company and Executive acknowledge and agree that Executive will have a significant role in the development of the business of the Company and its affiliates and subsidiaries, that Executive will establish and develop confidential relations and contacts with the customers and suppliers of the Company and its affiliates and subsidiaries throughout the world and that Executive will have access to Confidential Information (as defined below), all of which constitute valuable goodwill of the Company. Accordingly, Executive hereby covenants and agrees that during his employment with the Company and throughout the Non-Compete Period (as defined below), Executive shall not, either directly or indirectly, without the prior written consent of the Chief Executive Officer of the Company:

(i)            Engage in or carry on any business or in any way become associated with any business, organization, partnership, person, firm, corporation, association or other entity that is engaged in or is carrying on any business that is in competition with the Business of the Company (as defined below) [,including without limitation CFO Web, Reuters, Atriax, Currerex or Bloomberg] (such entity, a “Conflicting Organization”); provided, that a division or affiliate of a Conflicting Organization with respect to which Executive is associated or otherwise performing services shall not be treated as a Conflicting Organization for purposes of this Agreement solely to the extent that such division or affiliate is not engaged in any business or other activity that is in competition with the Business of the Company. As used in this Section 5, the term “Business of the Company” shall mean the design, development, marketing, sale or distribution of an automated pricing, trading or other dealing foreign exchange platform or solution that connects banks and/or other financial institutions to their branches and/or customers and any other product including, but not limited to, any software, offered by the Company or any of its affiliates or subsidiaries at the time of termination of Executive’s employment or to be offered by the Company within six (6) months of such termination and of which Executive is aware on the date of termination.

(ii)           Be or become an employee, agent, partner, member, consultant, representative, director or officer of, or otherwise in any manner be or become associated with, any Conflicting Organization;

(iii)          On Executive’s own behalf or on behalf of any other business, organization, partnership, person, firm, corporation, association or other entity, solicit for employment, employ or otherwise retain the services of any person employed by the Company at any time during the twelve month period immediately preceding such solicitation or employment;

(iv)          Be or become a shareholder, joint venturer, owner (in whole or in part), member or partner, or be or become associated with or have any proprietary or financial interest in or of, any Conflicting Organization; provided that passive equity investments by Executive in 3% or less of the outstanding publicly traded securities of a Conflicting Organization shall not be deemed to violate this Section 5(b)(iv); or

(v)           Interfere with, disrupt or attempt to disrupt any relationship, contractual or otherwise, between the Company or any of its affiliates or subsidiaries and any actual or potential customer, client, outside agent, or supplier of the Company or any of its affiliates or subsidiaries.

Executive hereby recognizes and acknowledges that the existing Business of the Company extends throughout the world and therefore agrees that the covenants not to compete contained in this Section 5 shall be applicable throughout the world. Executive further warrants and represents that, because of his varied and unique skill and abilities, he does not need to compete with the Business of the Company and that this Agreement will not prevent him from earning a livelihood and acknowledges that the restrictions contained in this Section 5 constitute reasonable protections for the Company in light of the foregoing and in light of the Company’s promises to Executive contained herein. Executive and the Company hereby agree that, if the period of time or the scope of the restrictive covenant not to compete contained in this Section 5 shall be adjudged unreasonable by any proper arbiter of a dispute under this Agreement, then the period of time and/or scope shall be reduced accordingly, so that this covenant may be enforced in such scope and during such period of time as is judged by such arbiter to be reasonable.

As used in this Section 5, “Non-Compete Period” shall mean the period beginning on the date of Executive’s termination of employment with the Company for any reason and ending on the six (6) month anniversary of the date of such termination.

c.             Trade Secrets and Confidential Information. The Executive acknowledges and agrees with the Company that the work for which he is employed is and will be of a private nature, and in connection with the performance of his services on behalf of the Company, the Company may make available to him information which is private or confidential or proprietary to the Company or any subsidiaries or affiliates thereof or their respective employees, clients, customers and other third parties with whom Company does business “Confidential Information”. Executive warrants and agrees that he will receive in strict confidence all Confidential Information.

Executive acknowledges and agrees that Confidential Information includes, but is not limited to, customer lists, vendor lists, joint venture lists, databases, computer programs, software, and solutions, frameworks, designs, models, marketing programs, business sales, financial, marketing, training and technical information and plans, business methods, procedures, techniques, research or development projects or results, trade secrets (which Executive agrees includes customer and prospective customer lists of the Company or any of its affiliates or subsidiaries), pricing policies, intellectual property, Developments (as defined below) information relating to projected acquisitions, dispositions, joint ventures or other business arrangements, whether involving the Company or any of its affiliates, subsidiaries or third parties, properties or management agreements, management organization information (including data and other information relating to members of the Board of Directors and management), business or operating policies or manuals, purchasing agreements, financial records or other financial, commercial, business or technical information relating to the Company or any of its affiliates or subsidiaries, information designated as confidential or proprietary that the Company or any of its affiliates or subsidiaries may receive belonging to suppliers, customers or others who do business with the Company or any of its affiliates or subsidiaries, all information which Company has a legal obligation to treat as confidential, information concerning how the Company or any of its affiliates or subsidiaries creates, develops, acquires or maintains its products and marketing plans, targets its potential customers, and operates its retail and other businesses. Confidential Information shall not include information which is (i) otherwise available in the public domain (other than by reason of the breach by Executive of any confidentiality agreement with the Company or any of its affiliates or subsidiaries), (ii) was known or available to Executive from an independent source, or was independently developed by Executive, prior to Executive’s employment with Company, or (iii) becomes known or available to Executive from a third party source that is not subject to a legal obligation to keep such information confidential. During and following the Employment Period, Executive shall not disclose, communicate or divulge to, or use for the direct or indirect benefit of, any business, organization, partnership, person, firm, corporation, association or other entity (other than the Company or any of its affiliates or subsidiaries) any Confidential Information, except to the extent disclosure is required by a statute, by a court of law having appropriate jurisdiction, by any governmental agency having supervisory authority over the business of the Company, or any of its affiliates or subsidiaries, or by any administrative or legislative body (including a committee thereof) with jurisdiction to order Executive to divulge, disclose or make accessible such information, in which event Executive shall use his best efforts to inform and consult with the Company with respect to any such request for disclosure and to cooperate with the Company in the Company’s attempt to oppose such disclosure by Executive. The Executive further agrees to maintain and to assist the Company in maintaining the secrecy of such Confidential Information, including assisting the Company in minimizing any such required disclosure. Executive further agrees to take at least the same precautions as he would with his own proprietary information to prevent it from coming into unauthorized hands.

d.             Executive shall not, without the prior written consent of the Company, during his employment with the Company and during the six (6) month period following any termination of such employment, engage in any foreign currency exchange transactions, except for (i) de minimis personal transactions incident to travel by Executive and (ii) transactions engaged in connection with Executive’s performance of his duties and responsibilities for the Company.

e.             Records. All files, diskettes, tapes, records, notes, memoranda, manuals, compositions and other documents in any media that disclose or embody Confidential Information or relate to the Business of the Company, including all copies, specimens or excerpts thereof, whether authored or prepared by Executive or otherwise coming into his possession (collectively, “Records”), shall be the exclusive property of the Company. All Records shall be immediately placed in the physical possession of the Company upon the termination of Executive’s employment with the Company, or at any other time specified by the Board of Directors. The retention and use by Executive of duplicates in any form of Records is prohibited after the termination of Executive’s employment with the Company.

f.              Disclosure to Prospective Employers. Executive will disclose to any prospective employer, prior to accepting employment, the existence and terms of Sections 5 and 6 of this Agreement. The obligation imposed by this Section 5.f. shall terminate on the first anniversary of Executive’s termination of employment; provided, however, the running of such period shall be tolled to the extent the covenant not to compete contained in Section 5.b. hereof is tolled.

g.             Survival. Notwithstanding the termination of the employment of Executive or the termination of this Agreement for any reason, the provisions of Sections 5 and 6 of this Agreement shall survive in accordance with their terms and for the periods specified and be binding upon Executive and his heirs unless and until a written agreement that specifically refers to the termination of the obligations and covenants of Executive under Section 5 or 6 is executed and delivered by the Company.

6.             Patent and Related Matters.

a.             Disclosure and Assignment. Executive will promptly disclose in writing to the Company complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method or product related to the business of the Company, whether patentable, copyrightable, protectible as trade secret or not, that are made, developed, perfected, devised, conceived or first reduced to practice by Executive, either solely or in collaboration with others, during the term of this Agreement, whether or not during regular working hours, relating either directly or indirectly to the Business of the Company (hereinafter referred to as “Developments”). Executive, to the extent that he has the legal right to do so, hereby acknowledges and agrees that any and all Developments are the property of the Company and hereby irrevocably assigns and agrees to irrevocably assign to the Company, exclusively and perpetually, any and all of Executive’s right, title and interest in and to any and all of such Developments, including, without limitation, any copyrights and patents, and the right to secure registrations renewals, reissues and extensions thereof.

b.             Future Developments. As to any future Developments made by Executive which relate, either directly or indirectly, to the Business of the Company and which are first conceived or reduced to practice during the term of this Agreement but which are claimed for any reason to belong to an entity or person other than the Company, Executive will promptly disclose the same in writing to the Company and shall not disclose the same to others if the Company, within twenty (20) days thereafter, shall claim ownership of such Developments under the terms of this Agreement. If the Company makes such claim, Executive agrees that, insofar as the rights (if any) of Executive are involved, it will be settled by arbitration in accordance with the rules then obtaining of the American Arbitration Association. The locale of the arbitration shall be New York, New York (or other locale convenient to the Company’s principal executive offices). If the Company makes no such claim, Executive hereby acknowledges that the Company has made no promise to receive and hold in confidence any such information disclosed by Executive.

c.             Limitation on Sections 6.a. and 6.b. The provisions of Sections 6.a. and 6.b. shall not apply to any Development meeting the following conditions:

(i)            such Development was developed entirely on Executive’s own time;

(ii)           such Development was made without the use of any Company equipment, supplies, facility confidential information, or trade secret information;

(iii)          such Development does not reasonably relate (x) directly or indirectly to the Business of the Company, or (y) to the Company’s actual or demonstratably anticipated research or development; and

(iv)          such Development does not result from any work performed by Executive for the Company.

d.             Assistance of Executive. Upon request and without further compensation therefor, but at no expense to Executive, and whether during the term of this Agreement or thereafter, Executive will do all lawful acts, including, but not limited to, the execution of papers and lawful oaths and the giving of testimony, that in the opinion of the Company, its successors and assigns, may be necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign registrations of intellectual property rights and other proprietary rights an interests, including, but not limited to, patents, copyrights and trade secrets, on any and all of such Developments, and for perfecting, affirming and recording the Company’s complete ownership and title thereto, and to cooperate otherwise in all proceedings and matters relating thereto.

e.             Records. Executive will keep complete, accurate and authentic accounts, notes, data and records of all Developments in the manner and form requested by the Company. Such accounts, notes, data and records shall be the property of the Company, and, upon its request, Executive will promptly surrender same to it or, if not previously surrendered upon its request or otherwise, Executive will surrender the same, and all copies thereof, to the Company upon the conclusion of his employment.

f.              Obligations, Restrictions and Limitations. Executive understands that the Company may enter into agreements or arrangements with agencies of the United States Government, and that the Company may be subject to laws and regulations which impose obligations, restrictions and limitations on it with respect to inventions and patents which may be acquired by it or which may be conceived or developed by employees, consultants or other agents rendering services to it. Executive agrees that he shall be bound by all such obligations; restrictions and limitations applicable to any such invention conceived or developed by him during the term of this Agreement and shall take any and all further action, which may be required to discharge such obligations and to comply with such restrictions and limitations.

7.             Termination.

a.             Grounds for Termination. The Employment Period (and Executive’s employment with the Company) shall terminate early in the event that, at any time during the Employment Period:

(i)            Executive dies;

(ii)           Executive becomes “disabled” (as defined below);

(iii)          The Company elects to terminate Executive’s employment for “cause” (as defined in Section 7.b. below);

(iv)          The Company elects to terminate Executive’s employment without “cause”; or

(v)           Executive elects to terminate his employment as a result of (A) a substantial and significant diminution in the key duties and responsibilities of Executive, or (B) the transfer of the location of the base of Executive’s services outside of the New York metropolitan area or other agreed location, which is not remedied by the Company within thirty (30) days after receipt of notice thereof given by Executive to the Company, which notice specifies in reasonable detail the circumstances giving rise to Executive’s claim that good reason to terminate his employment exists (“Good Reason”).

Any termination of Executive’s employment pursuant to this Section 7 (other than any termination due to Executive’s death) shall be communicated to the other party by prior written notice, which notice shall specify the provisions of this Section 7 pursuant to which such termination is being effected and the effective date of termination and shall contain a reasonably detailed description of the circumstances claimed to provide a basis for such termination. In the event of a termination of Executive’s employment pursuant to subsection (i), the effective date of such termination shall be the date of Executive’s death. In the event of a termination of Executive’s employment pursuant to subsection (ii), (iv) or (v), the effective date of termination shall be no more than thirty (30) days and no less than ten (10) business days following the date of delivery of the written notice of termination. In the event of a termination of Executive’s employment pursuant to subsection (iii), such termination shall be effective immediately upon delivery of the written notice of termination or on such later date as the Company may specify in such notice. The period of time, if any, between the date of delivery of a written notice of termination and the effective date of such termination in accordance with this Section 7.a. shall be referred to as the “Notice Period.”

b.             “Cause” Defined.

(i)            Executive’s breach of any of the provisions of Section 5 of this Agreement in any material respect;

(ii)           Executive’s breach of any of the provisions of Section 6 of this Agreement in any material respect, and the failure to cure such breach to the satisfaction of the Company within ten (10) days after receipt of a Notice of Default (as defined below) from the Company;

(iii)          Executive’s engaging in willful and material misconduct, including willful and material failure to perform Executive’s duties or responsibilities as an officer or employee of the Company;

(iv)          Executive’s commission of any act of fraud, misappropriation or embezzlement against or in connection with the Company or any of its affiliates of subsidiaries or their respective businesses or operations;

(v)           Executive conviction or plea of nolo contendere to any felony or any criminal misconduct that, in the case of such misconduct, occurs during, or is directly related to, the performance of Executive’s duties hereunder (except for parking violations and occasional minor traffic violations); or

(vi)          Executive’s excessive use of liquor or narcotics, or use of illicit drugs.

As used above, “Notice of Default” means a written notice given by the Company to Executive no later than sixty (60) days after the Company has actual knowledge of a breach and specifying the nature of the breach and, if cure is possible, the manner of cure for such breach. In the event that the Company terminates Executive’s employment for “cause” pursuant to subsection 7.a.(iii) and Executive objects in writing to the determination of the Company that there was proper “cause” for such termination within ten (10) days after Executive is notified of such termination, the matter shall be resolved by arbitration in accordance with the provisions of Section 9.h. If Executive fails to object to any such determination of “cause” in writing within such ten (10) day period, he shall be deemed to have waived his right to object to that determination. If such arbitration determines that there was not proper “cause” for termination, such termination shall be deemed to be a termination pursuant to subsection 7.a.(iv) and Executive’s sole remedy, shall be to receive the wage continuation benefits contemplated by Section 7.f.

c.             Effect of Termination. Notwithstanding any termination of Executive’s employment with the Company, Executive, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of Executive’s employment.

d.             “Disability” Defined. As used in this Agreement, the term “disabled” or “disability” means any mental or physical condition which renders Executive unable to perform the essential functions of his position, for a period in excess of one hundred twenty (120) days, or more than any consecutive ninety (90) day period during any one hundred eighty (180) consecutive day period.

e.             Surrender of Records and Property. Upon termination of his employment with the Company, Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, in whichever media which are the property of the Company or any of its affiliates or subsidiaries or which relate in any way to the business, products, practices or techniques of the Company or any of its affiliates or subsidiaries, and all other property, trade secrets and Confidential Information, including, but not limited to, all documents which in whole or in part contain any trade secrets or Confidential Information which in any of these cases are in his possession or under his control.

f.              Wage Continuation.

(i)            If Executive’s employment with the Company is terminated by the Company pursuant to subsection 7.a.(ii), the Company shall continue to pay to Executive his Fixed Salary (less any payments received by Executive from any disability income insurance policy provided to him by the Company) and shall continue to provide health insurance benefits for Executive and his eligible dependants for the period commencing on the effective date of Executive’s termination of employment and ending on the earlier of (a) the date that Executive has obtained other full-time employment or (b) the three (3) month anniversary of the effective date of termination.

(ii)           If Executive’s employment is terminated by the Company pursuant to subsection 7.a.(iv) or by Executive pursuant to Section 7.a.(v), the Company shall continue to (a) pay to Executive his Fixed Salary in accordance with its normal payroll policy (less any salary received from alternative employment, which, in the event of such termination, shall be diligently sought by Executive in good faith) for the period commencing on the effective date of Executive’s termination of employment and ending on the two (2) month anniversary of the effective date of termination and (b) provide health insurance benefits for Executive and his eligible dependents for the period commencing on the effective date of Executive’s termination of employment and ending on the earlier of (a) the date that Executive obtains other employment or is otherwise offered the opportunity to receive health benefits under a group health plan arrangement (including any such benefits available to Executive pursuant to his spouse’s health benefit arrangement), or (b) the two (2) month anniversary of the effective date of termination.

(iii)          If Executive’s employment is terminated pursuant to subsection 7.a.(i) or 7.a.(iii), Executive shall not be entitled to any compensation or benefits pursuant to this Section 7 and Executive’s rights to any Fixed Salary, bonuses and benefits shall immediately terminate.

8.           Representations and Warranties of Executive.

As a material inducement to the Company’s agreements hereunder, Executive hereby represents and warrants to the Company that:

a.             Executive is not a party or subject to any understanding or agreement restricting his ability to enter into this Agreement and to perform all of his obligations and commitments hereunder as contemplated hereby.

b.             Executive has not been convicted or pleaded nolo contendere to any felony or any other criminal misconduct (except for parking violations and occasional minor traffic violations).

9.           Miscellaneous.

a.             Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Notices shall be addressed to the parties as follows:

If to the Company, to:

FX Alliance, LLC

15 Broad Street

New York, New York 10260-0023

Attention: Chief Executive Officer

If to Executive, to:

James F. X. Sullivan

[                                ]

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Any party may change its address by written notice in accordance with this Section 9.a. Notices delivered personally shall be deemed communicated as of actual receipt; notices sent via facsimile transmission shall be deemed communicated as of receipt by the sender of written confirmation of transmission thereof; mailed notices shall be deemed communicated as of three (3) days after proper mailing.

b.           Inclusion of Entire Agreement Herein. This Agreement supersedes any and all other prior or contemporaneous agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, and this Agreement contains all of the covenants and agreements between the parties with respect to employment of Executive by the Company.

c.           Amendments. Except as otherwise provided in Section 5.b. hereof, no amendment or modification of this Agreement shall be deemed effective unless and until executed in writing by each party hereto.

d.           Waivers. No waiver at any time of any term or provision of this Agreement shall be construed as a waiver of any other term or provision of this Agreement and a waiver at any time of any term or provision of this Agreement shall not be construed as a waiver at any subsequent time of the same or any other term or provision.

e.           GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THEREOF.

f.            Severability and Limitation. All agreements and covenants contained herein are severable and in the event any of them shall be held to be such invalid agreements or covenants shall be deemed not contained herein. Should any such proper and competent arbiter or other legally constituted authority determine that for any such agreement or covenant to be effective that it must be modified to limit its duration or scope, the parties hereto shall consider such agreement or covenant to be amended or modified with respect to duration and/or scope so as to comply with the orders of any such court or other legally constituted authority, and as to all other portions of such agreement or covenants they shall remain in full force and effect as originally written.

g.           Specific Performance and Injunctive Relief. Executive hereby recognizes and acknowledges that irreparable injury or damage may result to the Company in the event of a breach or threatened breach by Executive of certain of the terms or provisions of this Agreement including, without limitation, Executive’s covenants in Sections 5 and 6 hereof, and that the Company may have no adequate remedy at law for such breach or threatened breach. Accordingly, Executive hereby agrees that in addition to any other available remedies in equity or at law, the Company shall be entitled to seek an injunction restraining Executive from engaging in any activity constituting such breach or threatened breach and requiring specific performance of the terms hereof. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company at law or in equity for such breach or threatened breach, including but not limited to, the recovery of damages from Executive and, if Executive is an employee of the Company, the termination of his employment with the Company in accordance with the terms and provisions of this Agreement.

h.           Arbitration. All controversies which may arise between the parties hereto including, but not limited to, those arising out of or related to this Agreement and the determination of whether a termination was made for “cause” hereunder, shall be determined by binding arbitration applying the laws of the State of New York as set forth in Section 9.e. hereof. Any arbitration pursuant to this Agreement shall be conducted in New York, New York before the American Arbitration Association in accordance with its arbitration rules. Any dispute to be submitted to arbitration must be reduced to writing and shall be provided to the other party and to the American Arbitration Association in order to initiate the proceedings. The final ruling of the arbitration shall be final and binding upon all the parties. Nothing in this Section 9.h. will prevent either party from resorting to judicial proceedings if interim injunctive relief under the laws of the State of New York from a court is necessary to prevent serious and irreparable injury to such party. Each party shall pay all expenses incurred in the presentation of its case, with the expenses and fees of the arbitrator to be shared equally by Executive and the Company.

i.            Assignment. The Company shall have the right to assign this Agreement and to delegate all of its rights, duties and obligations hereunder to (i) any subsidiary of the Company, or (ii) any entity which may result from a merger, consolidation, acquisition or reorganization of or by the Company and another entity; provided that such assignment does not affect the location of Executive’s services provided pursuant to this Agreement. Executive agrees that this Agreement is personal to him and his rights and interests hereunder may not be assigned, nor may his obligations and duties hereunder be delegated (except as to delegation in the normal course of operation of the Company), and any attempted assignment or delegation in violation of this provision shall be void.

j.            Headings. All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of the provisions hereof.

k.           Counterparts. This Agreement may be executed via facsimile transmission signature and in counterparts, each of which shall be deemed to be an original but of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

FX ALLIANCE, LLC

By:	/s/ Philip Weisberg
	Name:	Philip Weisberg
	Title:	Chief Executive Officer

/s/ James F. X. Sullivan
James F. X. Sullivan